Exhibit 10.27
                                                                   -------------

                               AGREEMENT OF SALE

THIS AGREEMENT OF SALE ("Agreement") is made this 8th day of November, 2002,
                                                  ---
between J.G. Petrucci Company, Inc. or its Assigns, a New Jersey corporation ("Buyer") and Paragon Technologies, Inc., a Delaware corporation, as successor in interest to SI Handling Systems, Inc. ("Seller"). This Agreement is to be effective as of the date on which Buyer receives this Agreement signed by Seller (the "Effective Date").

In consideration of the covenants and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer
     ------------------------------
     agrees to purchase from Seller, subject to the terms and conditions of this Agreement, that certain tract or piece of land known as 600 Kuebler Road, consisting of an approximately 173,000 s/f building on approximately 20 acres located in Easton, Pennsylvania as more fully described by metes and bounds in the legal description attached hereto as Exhibit "A," being all of the property owned by Seller in that location, together with all right, title, and interest of Seller in and to any land lying in the bed of any highway, street, road, or piece of land and any easements and appurtenances pertaining thereto (the "Real Property") and all the buildings and other improvements situate thereon, including all fixtures, equipment, appliances, and other personal property attached or appurtenant to, located in or on, or used in connection with the Real Property (the "Personal Property") (the Real Property and the Personal Property are jointly called (the "Property").

2.   Purchase Price. The purchase price for the Property is Three Million and
     --------------
     00/XX Dollars ($3,000,000.00) (the "Purchase Price"), payable as follows:

         (a) a deposit of One Hundred Fifty Thousand and 00/XX ($150,000.00) Dollars ("Deposit") shall be held by Fidelity National Title Insurance Company located in Philadelphia, Pennsylvania ("Fidelity") in an interest bearing account for which Fidelity shall serve as the Escrow Agent and shall incur no liabilities other than for the Deposit pending the Settlement. The Deposit shall be applied against the Purchase Price at Settlement subject to the earlier termination of this Agreement as provided herein; and

         (b) the balance of Two Million Eight Hundred Fifty Thousand and 00/XX ($2,850,000.00) shall be paid in cash or wired funds to an account designated by Seller at Settlement.

3.   Settlement. Settlement shall be held on the date which is fifteen (15) days
     ----------
     after the expiration of the Due Diligence Period (as defined below) (or on the next business day thereafter if such date is not a business day), or on such earlier date as Buyer shall designate by at least five (5) days' advance written notice to Seller, at Buyer's office at 171 Route 173, Suite 201, Asbury, New Jersey 08802, at 10:00 a.m. or such other time and place mutually acceptable to Buyer and Seller ("Settlement"). It is agreed that the time of Settlement and delivery of the Purchase Price by Buyer and the obligation of Seller to deliver the Deed (as hereinafter defined) at Settlement are of the essence of this Agreement.

4.   Condition of Title.
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     (a)  Buyer shall within five (5) days from the Effective Date, order a title report for the Property from Buyer's chosen title company. Title to the Property shall be good and marketable (i) free and clear of all liens, restrictions, easements, encumbrances, claims or liens by contractors, subcontractors, mechanics and materialmen, leases, financing statements or other personal property liens or encumbrances and other title objections, other than title exceptions listed on Schedule B-II of the title report and such other title exceptions as may be approved by Buyer within fourteen (14) business days after Buyer receives its title report for the Property, (ii) affirmatively insured as contiguous with no gaps or gores, and (iii) insurable as aforesaid at ordinary rates by Commonwealth Land Title Insurance Company or any other title insurance company selected by Buyer. There shall be no exception for possible mechanics liens or possible unsettled taxes of any kind against Seller or the Property. Seller shall pay and discharge all monetary liens of an ascertainable amount at or before Settlement; if Seller fails to do so, Buyer shall have the option, at its election, to pay and discharge such monetary liens, and all such amounts paid by Buyer shall be a credit against the Purchase Price. Buyer shall promptly forward a copy of the title report to Seller upon Buyer's receipt of such report.

     (b) If title to the Property cannot be conveyed to Buyer at Settlement in accordance with the requirements of this Agreement for a reason other than the existence of any lien on the Property for an amount not in excess of the Purchase Price, Seller shall take appropriate action to cure the defect, and at Buyer's option Settlement may be postponed for a reasonable time, not exceeding thirty (30) days, to permit Seller to cure the title deficiency. If the title deficiency is of such a nature that it is not capable of being cured by Seller, Buyer shall have the option (i) of taking such title as Seller can convey without abatement of the Purchase Price, or (ii) of terminating Buyer's obligations under this Agreement, having the Deposit (with any accrued interest) returned to it and being reimbursed by Seller for all reasonable out-of pocket costs and expenses incurred by Buyer in connection with this Agreement and the Property, including but not limited to title company charges, consultant fees for due diligence tests, and other similar charges ("Buyer's Reasonable Costs").

5.   Representations and Warranties. Seller, to induce Buyer to enter into this
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     Agreement and to complete the sale and purchase of the Property hereunder,



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



     represents, warrants, and covenants to Buyer as follows:

     (a) Seller has no actual knowledge of, and has received no notice from any governmental authority requiring any work, repairs, construction, alterations, or installations on or in connection with the Property, or ordinances, codes, orders, regulations, or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. There is no action, suit, or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising of the ownership of the Property, in any court or before or by any federal, state, county, or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

     (b) No assessments or charges for any public improvements have been made against the Property which remain unpaid, no improvements to the Property or any roads or facilities abutting the Property have been made or, to the actual knowledge of Seller, ordered for which a lien, assessment, or charge can be filed or made and Seller has no actual knowledge of any plans for improvements by any governmental or quasi-governmental authority which might result in a special assessment against the Property. Seller has incurred no obligations relating to the installation of or connection to any sanitary sewers or storm sewers which shall be enforceable against the Property, and all public improvements commenced, or completed prior to the Effective Date shall be paid in full by Seller prior to Settlement.

     (c) The Property has been duly subdivided in accordance with all applicable laws and constitutes an independent tract of land for all applicable zoning, subdivision, and taxation purposes.

     (d) The Property is serviced by public water, public sewer, gas, and electric.

     (e) Except as listed on Exhibit "B" attached hereto and made a part hereof, Seller has received no notice from any insurance company which has issued a policy with respect to the Property or by any board of fire underwriters (or other body exercising similar functions) claiming any defects for deficiencies or requesting the performance of any repairs, alterations or other work, and Seller will promptly notify Buyer of and comply with any such notice or requirement at Seller's cost if such notice is received prior to Settlement.

     (f) Except as listed on Exhibit "C", attached hereto and made a part hereof, there are no management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements escrows or bonds with respect to or affecting the Property which will burden the Property or Buyer after Settlement in any manner whatsoever, except for instruments of record.



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     (g)  To Seller's actual knowledge all roads abutting the Property are dedicated public roads and the deed to be delivered to Buyer at Settlement hereunder is the only instrument necessary to convey to Buyer (i) full access to and right to freely use such roads, and
          (ii) all rights appurtenant to the Property in such roads.

     (h) To Seller's actual knowledge, the Property has not been registered or certified as "historic" by any local, state, or federal governmental entity or historic commission.

     (i) Except as disclosed on the Survey, there are no wetlands restrictions or riparian rights affecting the Property and no portion of the Property is within the boundaries of the 100 year flood plain.

     (j) Seller or the Easton Area Industrial Development, Inc. ("EAID"), holds fee simple title to the Property. Seller is a duly existing Delaware corporation and has the power and authority to enter in this Agreement and to consummate the transaction herein contemplated.

     (k) No representation, statement, or warranty by Seller contained in this Agreement or in any exhibit attached hereto contains or will contain any untrue statements or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading. If, after Seller's execution hereof, any event occurs or condition exists which renders any of the representations contained herein untrue or misleading in any material way, Seller shall promptly notify Buyer.

     (l) No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof, if any.

     (m) Except to the extent of the space to be occupied by Seller in accordance with the Lease attached hereto as Exhibit "D", the Property will be delivered to Buyer vacant and except for the Lease contemplated by Section 24 of this Agreement there will be no leases or other agreements in place affecting the Property. No former tenant, licensee or other occupant under any prior leases or other agreements has, nor does any other party have, any right or option to acquire the Property or any portion thereof.

     (n) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the transaction contemplated herein, constitutes or will constitute a violation or breach of the articles of Incorporation or By-Laws of Seller, or of any agreement or other instrument to which it is a party, to which it is subject or by which it is bound.



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     (o)  The execution and delivery of this Agreement have been approved by the authorized officers of Seller and no further corporate action is required on the part of Seller to consummate the transaction contemplated hereby. The officers executing this Agreement on behalf of Seller have all requisite authority to execute this Agreement, and this Agreement, as executed is valid, legal, and binding upon Seller. There are no proceedings pending or threatened by or against Seller in bankruptcy, insolvency, or reorganization in any state or federal court.

6.   Representations and Warranties of Buyer. Buyer hereby represents
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     and warrants to, and covenants with Seller, as follows:

     (a) Buyer is a New Jersey corporation, duly organized, validly existing and good standing under the laws of the State of New Jersey, is qualified to do business in Pennsylvania and has the authority to enter into and consummate its obligations under this Agreement.

     (b) Buyer has the power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by Buyer.

     (c) Neither its entering into this Agreement nor its consummation of the transactions contemplated hereby does or will violate any provision of Buyer's Articles of Incorporation or by-laws or any indenture, agreement or order by which Buyer is bound, or any rule, order or law applicable to Buyer.

7.   Conditions of Buyer's Obligations. The obligation of Buyer under this
     ---------------------------------
     Agreement to purchase the Property from Seller is subject to the satisfaction at Settlement of each of the following conditions (any one of which my be waived in whole or in part by Buyer at or prior to Settlement):

     (a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Settlement in all respects as though such representations and warranties were made at and as of Settlement, and Seller shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

     (b)  Due Diligence Period.

             (i) Buyer shall have a period from the Effective Date through the date, which is sixty (60) days thereafter (the "Due Diligence Period") to conduct due diligence investigations, including but not limited to soils testing and analysis of the Property and all information pertaining to the Property. If Buyer, in its sole discretion, determines that it does not desire



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


                    to acquire the Property, with or without reason, and notifies Seller in writing by 5:00 p.m. on the last day of the Due Diligence Period of its election to terminate, this Agreement thereupon shall become void, the Deposit shall be returned to Buyer with interest and there shall be no further obligation or liability on either of the parties hereto. If Buyer terminates this Agreement, Buyer shall promptly return to Seller all copies and originals of all due diligence reports obtained by Buyer and all copies of reports and other information given to Buyer by Seller. Buyer shall not be permitted to retain any copies of the foregoing information unless otherwise approved by Seller.

             (ii) Buyer acknowledges that all of Buyer's investigations and testing of the Property are undertaken by Buyer at Buyer's sole risk, cost and expense. Buyer shall indemnify, defend and hold harmless the Seller from and against any claim, loss, cost, liability, judgment settlement, damage or expense, including, without limitation, reasonable attorney's fees and legal costs, caused by Buyer or Buyer's designees conducting any investigations or testing which Buyer undertakes in connection with the Property. This indemnification shall survive any termination or expiration of this Agreement

     (c) Within twenty (20) days after the Effective Date, Seller shall deliver to Buyer copies of all of the following documents currently in Seller's possession, if available:

             (i) The latest as-built plans or surveys (the "Survey") of the Property prepared by a registered and licensed surveyor;

             (ii) Copies of the floor plans of all buildings on the Property;

             (iii) Copies of all service contracts with respect to the Property;

             (iv) Copies of the latest environmental reports with respect to the Property which are in Seller's possession; and

             (v) Copies of the latest title commitment and title policy with respect to the Property, which are in Seller's possession.

     (d)  EAID Issues. Seller shall act in good faith to resolve any existing
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title issues concerning the Property with the EAID including, if necessary, filing a corrective deed in the Recorder of Deeds Office in and for Northampton County. Seller shall provide Buyer with weekly updates as to the status of this resolution.



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


     (e) At Settlement, Seller shall deliver or caused to be delivered to Buyer duly executed originals of the following:

             (i) A Special Warranty Deed duly executed and acknowledged by Seller and in proper form for recording (the "Deed");

             (ii) A valid bill of sale for the Personal Property as listed on Exhibit "G";

             (iii) An assignment in form and substance mutually satisfactory to Seller and Buyer, duly executed by Seller, assigning to Buyer all of Seller's right, title, and interest in and to (A) any and all guaranties and warranties, if any, pertaining to the Property; and (B) any permits, licenses, plans authorizations, approvals relating to ownership, operation, or occupancy of the Property;

             (iv) Originals or copies, if available, of the following instruments, all certified by Seller as true and correct to the best knowledge of Seller:

                   (A) All certificates of occupancy (and any required
                       governmental approvals in connection with the transfer of the Property), licenses, plans, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction over the Property

                   (B) All building records in Seller's possession or control with respect to the Property;

                   (C) Each bill of current real estate taxes, sewer charges and assessments, water charges, and other utilities; and

                   (D) All assigned guarantees and warranties;

             (v) Except for any keys required to access Seller's leased space in which event copies of keys will be provided to Buyer, all keys and combinations to locks at the Property, all plans, specifications, as-built drawings, surveys, site plans, equipment manual, technical data, and other documentation relating to the building systems, equipment, and any other personal property forming part of the Property or any portion thereof in possession of Seller or any property manager(s);

             (vi) An affidavit of title in favor of Buyer and Buyer's title insurer in the form used by such title insurance company;

             (vii) A letter from the Township or other local governing body confirming the present zoning of the Property and stating that there are on outstanding



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


             violations of laws, ordinances, or regulations issued against the Property, and otherwise in the form of Exhibit "E" attached hereto;

             (viii)Such other documents as reasonably may be required to consummate this transaction accordance with this Agreement.

         Unless all of the foregoing conditions contained in this Paragraph 7 are satisfied within the time period specified, or if no time period is specified, prior to or at Settlement, Buyer, at its election, may, either (i) extend the date for Settlement until such conditions are satisfied or (ii) waive in writing the satisfaction of any such conditions, in which event this Agreement shall be read as if such conditions no longer existed.

8.   Conditions of Seller's Obligations. The obligation of Seller under this
     ----------------------------------
     Agreement to convey title to the Property to Buyer is subject to the satisfaction at Settlement of each of the following conditions:

          (a) Delivery by Buyer of the Purchase Price;

          (b) Delivery of such other documents as reasonably may be required to consummate this transaction accordance with this Agreement.

          (c) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of Settlement and Buyer shall have performed all covenants and obligations required to be performed by Buyer under this Agreement.

9.   Possession. Except for the portion of the Property to be leased by Seller
     ----------
     pursuant to the provisions of Section 24 hereof, possession of the Property shall be given to Buyer at Settlement unoccupied and free of any liens. Prior to Settlement hereunder, Seller shall clean the Property of trash, debris, equipment (except equipment which Buyer and Seller agree shall remain on the Property, as listed on Exhibit "G" attached hereto and made a part hereof, vehicles, toxic waste, and billboards, whether on the surface or buried below.

10.  Apportionments; Taxes.
     ---------------------

     (a) Real estate taxes, all utilities, operating expenses, and other apportionable income and expenses paid or payable by Seller shall be apportioned prorata on a per diem basis as of Settlement. Taxes, and additional rent paid on account thereof, shall be apportioned based on the fiscal year of the taxing authority. Seller shall cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Settlement, and all such bills shall be paid by Seller.

     (b) All realty transfer taxes imposed on or in connection with this transactions shall be shared equally by Seller and Buyer.



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


11.  Condemnation. Seller covenants and warrants that Seller has not heretofore
     ------------
     received any notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property. If prior to Settlement any such proceeding is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Property or the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees immediately to notify Buyer thereof. Buyer then shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within thirty (30) days after receipt of such notice. If Buyer does not so terminate this agreement, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title, and interest in and to any compensation for such condemnation, Seller shall not negotiate or settle any claims for compensation prior to Settlement, and Buyer shall have the sole right (in the name of Buyer or Seller or both) to negotiate for, to agree to, and to contest all offers and awards.

12.  Default by Buyer. If Buyer, without the right to do so and in default of
     ----------------
     its obligation hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be paid to Seller. Such payment of the Deposit and all accrued interest to Seller shall be deemed to be liquidated damages for Buyer's default and the receipt of same shall be Seller's exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at Law or in equity against Buyer.

13.  Default by Seller.
     -----------------
     If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be returned to Buyer or Buyer may sue for specific performance.

14.  Risk of Loss. Seller shall bear the risk of all loss or damage to the
     ------------
     Property from all causes, except for losses or damages caused by Buyer's or Buyer's agents performing any due diligence on behalf of Buyer, negligence or willful misconduct until Settlement. Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property. Seller will deliver to Buyer within fifteen (15) days after the Effective Date a certificate issued by such insurer evidencing that such policy is in effect, that it will not be canceled without at least ten (10) days' prior notice to Buyer. If at any time prior to Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall promptly give written notice thereof to Buyer and Buyer shall have the right (i) to terminate this Agreement by written notice to Seller, whereupon Escrow Agent shall return the Deposit (with any accrued interest) to Buyer, and thereafter this Agreement shall be void and neither party shall have any further rights or obligations hereunder; or (ii) to proceed with this Agreement and to notify Seller that, at Buyer's sole option, Seller either shall (A) use any available insurance proceeds to restore the Property prior to Settlement to its condition as of the Effective Date, and if there are any excess insurance proceeds after completion of such restoration, such proceeds shall be kept by Seller; or (B) in lieu of restoration, prior to Settlement, clear the site of debris and deposit all remaining insurance proceeds in escrow with Escrow Agent and such funds, together with interest thereon, shall be disbursed to Buyer at Settlement. All unpaid claims and rights in connection with any such losses shall be assigned to Buyer at Settlement without in any manner affecting the Purchase Price.

15.  Signs. Seller hereby consents to the placing of signs upon the Property by
     -----
     Buyer; provided, however, that such signs shall be in compliance with all zoning and other regulations governing the Property and the specifications for any such sign must first be submitted to Seller for its approval, which approval shall not be unreasonably withheld or delayed. If Settlement is not made hereunder, Buyer shall remove such signs at Buyer's expense and restore the Property to its condition existing prior to installation of the signs. The parties hereto agree that Seller's identification sign on the Property shall remain during the term of the lease as provided in Section 24 hereof.


16.  Brokerage. Buyer represents and warrants to Seller and Seller represents
     ---------
     and warrants to Buyer that each dealt with no broker, agent, finder, or other intermediary in connection with this sale and purchase other than Gelcor GVA Worldwide for whose commission Seller shall be solely responsible if and when Settlement takes place out of the proceeds thereof and Beacon Commercial Real Estate for whose commission Buyer shall be solely responsible. The parties agree to indemnify, defend, and hold each other harmless from and against the claims of any and all brokers and other intermediaries claiming a commission through that party in connection with this sale.

17.  Operation of the Property Prior to Settlement. Prior to Settlement:
     ---------------------------------------------

     (a) The Property shall be operated, managed, and maintained in a reasonable, professional, and prudent manner, and kept in reasonably good condition at all times, ordinary wear and tear excepted.

     (b) At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors, and other representatives shall be afforded reasonable access to the Property to inspect, measure, appraise, test, and make surveys of the Property.

     (c) Seller promptly shall notify Buyer of Seller's receipt of any notice from any party alleging that Seller is in default of its obligation under any permit or agreement affecting the Property, or any portion or portions thereof.



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


     (d) No contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty, or premium, without Buyer's prior consent.

     (e) Except with the prior written consent of Buyer, Seller shall not enter into any new leases for any portion of the Property; any new lease shall be on a form of lease supplied to Seller by Buyer. In the event Buyer approves any new leases, Seller shall deliver to Buyer an estoppel certificate from the tenant (s) and guarantor (s) thereunder as required hereunder for the leases and otherwise shall comply, as to such new leases and new guaranties, with the terms of this Agreement. Further, except with the prior written consent of Buyer, Seller shall not amend, extend, terminate, accept surrender of, or permit any assignments or subleases of, any of the leases nor accept any rental more than one (1) month in advance or accelerate the rent due to any tenant default under any of the leases.

18.  Notice. All notices, requests, and other communications under this
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     Agreement shall be in writing and shall be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, or (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

If intended for Seller:

Paragon Technologies, Inc.
600 Kuebler Road
Easton, PA  18040
Attention:  William R. Johnson
Telephone:  610-252-3205

with a copy to:

Pepper Hamilton, LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA  19312
Attention:  Cuyler H. Walker, Esquire
Telephone:  610-640-7823


If intended for Buyer:

J.G. Petrucci Company, Inc.
171 Route 173, Suite 201
Asbury, NJ 08802



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Attention:  Gregory T. Rogerson, Esq.
Telephone: 908-730-6909

All such notices, requests, and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom which notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

19.  AS-IS Condition of Property. Except as otherwise expressly provided in this
     ---------------------------
     Agreement or any documents to be delivered to Buyer at Settlement the Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property, whether made by the Seller, on the Seller's behalf or otherwise, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of Hazardous Substances, hazardous wastes, toxic substances, or other environmental matters, compliance with environmental statues, building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property. The Buyer acknowledges (a) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigations or that of third parties selected by Buyer with respect to the physical, environmental, economic and legal condition of the Property, and (b) that the Buyer is not relying upon any statements, representation or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Buyer at Settlement made (or purported to be made) by the Seller or any one acting or claiming to act on the Seller's behalf. The Buyer further acknowledges that it has not received from or on behalf of the Seller any accounting, tax, legal, architectural engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural engineering, property management and advisors of Buyer. Subject to the provisions of this Agreement, the Buyer shall purchase the Property in its "as is" condition and "with all faults" at Settlement.

20.  Further Assurance. After Settlement, at Buyer's sole cost and expense,
     -----------------
     Seller shall execute, acknowledge, and deliver, for no further consideration, all assignments, transfers, deeds, and other documents as Buyer may reasonably request to vest in Buyer and perfect Buyer's right, title, and interest in and to the Property.

21.  Environmental Representations, Warranties and Covenants. Except as set
     -------------------------------------------------------
     forth in Exhibit "F":

     (a) The business of Seller is being conducted and has at all times prior to the date of Settlement been conducted in compliance with all applicable Environmental Laws. To Seller's actual knowledge and except as disclosed in the reports listed on Exhibit "F", Seller has not received any notice of any asserted violation of any Environmental Law, or any notice of any claim pursuant to the provisions of any Environmental Law, or any notice of any claim for contribution, trespass, nuisance, or damage or injury to persons, property or natural resources as a result of a release or threatened Release of a Hazardous Substance at, on or from the Property or any notice of any release of a Hazardous Substance which may effect the Property;

     (b) To Seller's actual knowledge and except as disclosed in the reports listed on Exhibit "F", there are no defects or conditions existing at, on or beneath the Property which could have a material adverse effect on the Property or, to Seller's knowledge, could interfere with the Buyer's continued use of the Property and there are no conditions, at, on, under or related to, the Property which pose a hazard to human health or the environment;

     (c) Seller has obtained and maintains in full force and effect, all permits, licenses and other authorizations required by law or issued pursuant to any Environmental Law for the operation of the business of Seller. Seller is in compliance with all of the terms and conditions of such permits, licenses and other authorizations, has not received any notice or other communication concerning any alleged violation of any such permits, licenses and other authorizations, and there are no capital expenses or increases in operating costs anticipated in order for Seller not to remain in compliance with any Environmental Law and such permits, licenses and other authorizations;

     (d) There exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation pending or threatened against Seller relating to (i) the occupation or use of the Property; (ii) any alleged violation of any Environmental Law, or (iii) the suspected presence, Release or threatened Release of any Hazardous Substance on, under, in or from the Property, nor, to the knowledge of Seller, does there exist any valid basis for any such lawsuit, claim, proceeding, citation, directive, summons or investigation;

     (e) No above, at grade or underground tanks or other impoundments are now or have ever been located on or under the Property, except for such tanks which have been removed in compliance with Environmental Laws as set forth in Exhibit "F", and except as set forth on Exhibit "F", no Hazardous Substances are, or to Seller's actual knowledge ever been stored at or on the Property;

     (f) All friable asbestos located on the Property has been properly repaired and sealed to prevent any emission of asbestos fibers into the ambient air;

     (g) There is no PCB containing equipment or material located on the Property;

     (h) Seller has not produced, treated, disposed of or Released any Hazardous Substance, arranged for the disposal or Release of any Hazardous Substance or exposed any employee or other individual to any Hazardous Substance.

     (i)  For the purposes of this Agreement:

             (i)      Environmental Law shall mean all federal, state and
                      -----------------
                      local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities, pertaining to the protection of human health and safety or the environment.

              (ii)    Hazardous Substance shall mean any substance which is: 1)
                      -------------------
                      defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, (2) a petroleum hydrocarbon, including crude oil or any fraction thereof, (3) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic, or a reproductive toxicant, or (4) regulated pursuant to any Environmental Law.

              (iii)   Release shall mean any spilling, leaking, pumping,
                      -------
                      pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discharging of barrels, containers and other closed receptacles containing any Hazardous Substance), other than in compliance with Environmental Law.

              (iv) Property shall mean the real property located at 600 Kuebler Road, Easton, PA and all buildings and improvements thereon.

22.  Environmental Indemnification. The Seller agrees to indemnify and hold
     -----------------------------
     harmless the Buyer and its directors, officers, employees, affiliates and assigns from and against any claims, losses, damages, liabilities and expenses (including reasonable legal expenses) which may be sustained, suffered or incurred by reason of or arising from:

     (a) a material breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or any document or any certificate furnished pursuant to or in connection with this Agreement, or a claim by an unaffiliated third party that, without regard to the merits of the claim, would constitute such a breach; and, or

              (i) the presence on, in under or having emanated from the Property of any Hazardous Substance on or before Settlement, any release or threatened release of any Hazardous Substance generated by Seller or any person or entity for whom Seller has legal liability, first occurring on, under or from the Property prior to the Settlement Date, or the use, generation, manufacturing, production, handling, storage, transport, discharge, disposal or arrangement for disposal of any Hazardous Substance on or before Settlement irrespective of whether any of such activities were undertaken in accordance with Environmental Law or other applicable laws and regulations, or

              (ii) any offsite disposition of wastes or recyclable materials generated by Seller prior to Settlement or any violation of Environmental Law prior to Settlement.


23.  Miscellaneous.
     -------------

      (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

      (b) Formal tender of an executed deed and purchase money is hereby waived.

      (c) Buyer shall have the right to cause Seller to convey the Property directly to Buyer's nominee provided that Buyer has fulfilled Buyer's obligations under this Agreement.

      (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executor, administrators, legal representatives, successors, and assigns.

      (e) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer, and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase. This Agreement shall not be altered, amended, changed, or modified except in writing executed by the parties hereto.

      (f) This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

      (g) Both parties to this Agreement have participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

24. Lease Execution. This Agreement is conditioned on the execution of the Lease Agreement between Buyer as landlord and Seller as tenant attached hereto and incorporated herein on substantially the terms and conditions listed in the Letter of Intent, a copy of such provisions attached hereto as Exhibit "D" on or before the Settlement as defined herein. Settlement shall not occur until the Lease Agreement is fully executed.


         IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

                                            SELLER:
                                            Paragon Technologies, Inc.


                                            By:     /s/ William R. Johnson
                                                    ----------------------------
                                            Name:   William R. Johnson
                                            Title:  President & CEO
                                            Witness:/s/ Ronald J. Semanick
                                                    ----------------------------

                                            BUYER:
                                            J.G. Petrucci Company, Inc.

                                            By:     /s/ James G. Petrucci
                                                    ----------------------------
                                            Name:   James G. Petrucci
                                            Title:  President
                                            Witness:/s/ Gregory T. Rogerson
                                                    ----------------------------

                                    Exhibit A

                          Legal Description of Property




              Copy of Legal Description of Property as prepared by
                     First American Title Insurance Company

                                    Exhibit B

                                Insurance Claims




               Copy of Police Accident Report and Repair Proposal
                      pertaining to damaged fire hydrant on
                               Company property.

                                    Exhibit C

                              Management Agreements

Except as provided in Schedule C-1, to the best of Seller's knowledge, there are no existing Management Agreements.



                                  Schedule C-1
                                  ------------

                  Copy of Maintenance Agreement pertaining to
                             Snow Removal Services

                                    Exhibit D

                                      Lease

      To be delivered after the execution of this Agreement incorporating the terms as set forth in Schedule D-1 attached hereto.



                                  Schedule D-1


Lease-Back:    Paragon Technologies, Inc. shall sign a lease for 25,000 s/f of office space for five (5) years at $8.25 per s/f with three percent increases per annum (space shall be leased "as-is").

               Paragon Technologies, Inc. may break this lease at any time during the term of this lease to move to any of J.G. Petrucci Co., Inc.'s existing office buildings or build to suit land sites.

               Paragon Technologies, Inc. reserves the right to investigate other J.G. Petrucci Co. Inc.'s properties during the Due Diligence period for the purpose of exploring the possibility of exchanging Paragon's aforementioned lease commitment for its Easton, Pennsylvania facility with another J.G. Petrucci Co. Inc.'s property.

Expenses:      Tenant shall pay its pro-rata share of operating expenses on a monthly basis throughout the term of the Lease.

Security:      Tenant will post a letter of credit of $200,000 as security at the time of final execution of the Lease.

                                    Exhibit E


                               Zoning Regulations

To be provided by Buyer to Seller after execution of this Agreement but in no event later than five (5) days after the beginning of the Due Diligence Period.

                                    Exhibit F

                              Environmental Reports


1. Phase 1 - Environmental Risk Assessment dated September 26, 2002 prepared by Barry Isett & Associates, Inc.

2. Phase 1 - Environmental Risk Assessment dated August 30, 2001 prepared by Barry Isett & Associates, Inc.

3. Phase 1 - Environmental Risk Assessment dated August 24, 1999 prepared by Barry Isett & Associates, Inc.

4. Phase 1 - Product Distribution Equipment Closure Report dated October 21, 1999 prepared by EMS Environmental, Inc.

                                    Exhibit G

                                Personal Property


To be agreed to by Buyer and Seller after execution of this Agreement but in no event later than five (5) days prior to Settlement.